CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 22, 2014, with respect to the financial statements of Caleminder Inc. contained in the Registration Statement and Prospectus of Caleminder Inc. on Form S-1. We hereby consent to the use of the aforementioned report in the Amended # 1 Registration Statement and Prospectus, and to the use of our name as it appears under the heading “Experts.”

D. Brooks and Associates CPA’s, P.A.

West Palm Beach, FL

September 4, 2014